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                                                                     EXHIBIT 4.5


                          CERTIFICATE OF DESIGNATIONS

                                       OF

                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                  CLARCOR INC.

                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)





          CLARCOR Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred upon its Board of Directors by its Certificate of Incorporation, as amended, and by the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolution was adopted by its Board of Directors at a meeting duly called and held on March 28, 1996:

          RESOLVED, that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the provisions of the Certificate of Incorporation, as amended, of the Corporation and by the provisions of
Section 151 of the General Corporation Law of the State of Delaware, there is hereby created a series of Preferred Stock of the Corporation, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation, as amended, of the Corporation:


          Section 1. Designation of Series; Number of Shares. The series of Preferred Stock established hereby shall be designated the "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the authorized number of shares constituting the Series B Preferred Stock shall be 300,000. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board; provided, however, that no such decrease shall reduce the number of authorized shares of the Series B Preferred Stock to a number less than the number of shares of the Series B Preferred Stock then outstanding, plus the number of shares of the Series B

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Preferred Stock then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.

          Section 2. Dividends and Distributions. (A) Subject to the rights of the holders of shares of any other series of the Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking senior to the Series B Preferred Stock with respect to dividends, the holders of shares of the Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series B Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, quarterly dividends payable in cash on the last Friday of January, April, July and October in each year (each such date being a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the initial issuance of a share or fractional share of the Series B Preferred Stock, in an amount per share (rounded to the nearest whole cent) equal to the greater of (a) $64 and
(b) 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a distribution in connection with the subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the initial issuance of a share or fractional share of the Series B Preferred Stock. The multiple of 100 (the "Dividend Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (A). In the event that the Corporation shall at any time after the effective date of this Certificate of Designations (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Dividend Multiple thereafter applicable to the determination of the amount of dividends per share which the holders of shares of the Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

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          (B) The Board shall declare, out of funds legally available therefor, a dividend or distribution on the Series B Preferred Stock, as provided in paragraph (A) of this Section 2, immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event that no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $64 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on the outstanding shares of the Series B Preferred Stock from the Dividend Payment Date next preceding the date of issuance of such shares, unless such date of issuance shall be prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, or unless such date of issuance shall be after the close of business on the record date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of the Series B Preferred Stock in an amount less than the total amount of dividends then accrued shall be allocated pro rata among such shares. The Board may fix a record date for the determination of the holders of shares of the Series B Preferred Stock entitled to receive payment of any dividend or distribution declared thereon, which record date shall be not more than the number of days prior to the date fixed for such payment permitted by applicable law.

          Section 3. Voting Rights. In addition to any other voting rights required by applicable law, the holders of shares of the Series B Preferred Stock shall have the following voting rights:

          (A) Each share of the Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The multiple of 100 (the "Voting Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (A). In the event that the Corporation shall at any time after the effective date of this Certificate of Designations
(i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consol-

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idation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series B Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided in this Certificate of Designations, in any other Certificate of Designations establishing another series of the Preferred Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series B Preferred Stock, the holders of the Common Stock and the holders of any other class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation.

          (C) Except as otherwise provided in this Certificate of Designations or by applicable law, the holders of the Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (B) of this Section 3) for the taking of any corporate action.

          Section 4.  Certain Restrictions.

          (A) Whenever dividends or other distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of the Series B Preferred Stock shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock;

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               (ii) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem, purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock in exchange for other shares of any class of capital stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series B Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of the Series B Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series B Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to the holders of all such shares upon such terms and conditions as the Board, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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          Section 5.  Reacquired Shares.  Any shares of the Series B Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such cancelled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of the Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Certificate of Incorporation of the Corporation, as amended from time to time, in any other Certificate of Designations establishing another series of the Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series B Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series B Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $100.00 and
(ii) an aggregate amount, subject to adjustment as hereinafter provided in this
Section 6, equal to 100 times the aggregate per share amount to be distributed to the holders of the Common Stock or (b) to the holders of shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time after the effective date of this Certificate of Designations (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share which the holders of shares of the Series B Preferred Stock shall thereafter be entitled to receive pursuant to clause (a)(ii) of the preceding sentence shall be the aggregate amount per share in effect pursuant to such clause immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of

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which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In the event that the Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series B Preferred Stock shall at the same time be similarly converted or changed into or exchanged for an aggregate amount, subject to adjustment as hereinafter provided in this Section 7, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date of this Certificate of Designations (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share which the holders of shares of the Series B Preferred Stock shall thereafter be entitled to receive pursuant to the preceding sentence shall be the aggregate amount per share in effect pursuant to such sentence immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of the Series B Preferred Stock shall not be redeemable at any time.

          Section 9. Rank. Unless otherwise provided in the Certificate of Designations establishing another series of the Preferred Stock after the effective date of this Certificate of Designations, the Series B Preferred Stock shall rank, as to the payment of dividends and the making of any other distribution of assets of the Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

          Section 10. Amendments. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series B Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting separately as a single class.

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          Section 11.  Fractional Shares.  Fractional shares of the Series B
Preferred Stock may be issued, but, unless the Board shall otherwise determine, only in multiples of one one-hundredth of a share. The holder of any fractional share of the Series B Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series B Preferred Stock in the same proportion as such fractional share bears to a whole share.


          IN WITNESS WHEREOF, CLARCOR Inc. has caused this Certificate of Designations to be executed and attested by its duly authorized officers this 29th day of March, 1996.

                                                  CLARCOR INC.





                                         By       Lawrence E. Gloyd
                                             ---------------------------
            (Corporate Seal)               Name:  Lawrence E. Gloyd
                                           Title: Chairman and Chief
                                                  Executive Officer





Attest:

By     Marcia S. Blaylock
  -------------------------
Name:  Marcia S. Blaylock
Title: Vice President and
       Corporate Secretary



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